UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 12, 2016

    VISUALANT, INCORPORATED

(Exact name of Registrant as specified in its charter)

Nevada	0-25541	90-0273142
(State or jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Union Street, Suite 420

Seattle, Washington 98101

                (206) 903-1351

(Address of Registrant’s principal executive office and telephone number)

Section 8 – Other Events

Item 8.01 Other Events.

Issuance of Tenth Patent on its ChromaID™ technology

On May 12, 2016, Visualant, Incorporated (the “Company”), a provider of disruptive light-based technologies, announced that it had received its tenth patent relating to its ChromaID™ technology.

The newly issued patent describes an enhancement of the foundational ChromaID technology through its unique use of an array of variable wavelength LED emitters and photodiode detectors to measure the scattering of electromagnetic energy from a solid, fluid or a gas.

Visualant ChromaID is an identification, authentication and diagnostic platform technology that provides for a wide variety of real-time and real world applications.  They include, but are not limited to:

•	Determining if water is potable
•	Detecting explosive residue
•	Authenticating driver’s licenses, passports and access control cards
•	Detecting illegal drugs
•	Grading and certifying diamonds and other gem stones
•	Checking for counterfeit fluids including olive oil, wine and spirits
•	Confirming that the correct fluid is flowing through the IV drip line
•	Determining the butterfat content of milk

The patent issued by the United States Office of Patents and Trademarks is US Patent No. 9,316,581 B2 and is entitled “Method, Apparatus, and Article to Facilitate Evaluation of Substances Using Electromagnetic Energy.”

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits –

Exhibit No.	Description

99.1	Press Release of Visualant, Inc. dated May 12, 2016 related to the ninth patent award for the ChromaID™ technology.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant: VISUALANT, INCORPORATED

By:	/s/ Ronald P. Erickson
Ronald P. Erickson CEO

May 12, 2016